 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 15, 2014
Brixmor Property Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Lexington Avenue
New York, New York 10170
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
On December 15, 2014, certain investment funds affiliated with Centerbridge Partners, L.P. (the "Selling Stockholders") completed the previously-announced underwritten public offering of 5,608,082 shares (the “Shares”) of common stock, par value $0.01 per share of Brixmor Property Group Inc. (the “Company”). Pursuant to the underwriting agreement referred to below, Citigroup Global Markets Inc., as underwriter, purchased the Shares at a price of $24.16 per share.
The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholders.
In connection with the offering, the Selling Stockholders and the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, BPG Subsidiary Inc., Brixmor Operating Partnership LP, the Selling Stockholders and Citigroup Global Markets Inc. Subject to the terms and conditions stated in the Underwriting Agreement, the underwriter agreed to purchase, and the Selling Stockholders agreed to sell to that underwriter, the number of Shares set forth opposite the underwriter’s name in Schedule I thereto.
The above description of the Underwriting Agreement does not purport to be a complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d)     The following exhibit is attached to this Current Report on Form 8-K

99.1
Underwriting Agreement dated as of December 9, 2014 by and among Brixmor Property Group Inc., BPG Subsidiary Inc., Brixmor Operating Partnership LP, the Selling Stockholders and Citigroup Global Markets Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIXMOR PROPERTY GROUP INC.

By:	/s/Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President,
General Counsel and Secretary
Date: December 15, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1
Underwriting Agreement dated as of December 9, 2014 by and among Brixmor Property Group Inc., BPG Subsidiary Inc., Brixmor Operating Partnership LP, the Selling Stockholders and Citigroup Global Markets Inc.